                                                                Exhibit No. 15.1


May 25, 2000


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:


We are aware that our report dated May 1, 2000, except as to the information included in the third paragraph of Note 2, for which the date is May 23, 2000, on our review of the condensed consolidated interim financial information of 7-Eleven, Inc. and Subsidiaries for the period ended March 31, 2000 and included in the Company's Quarterly Report on Form 10-Q for the quarter then ended is included and incorporated by reference in this Registration Statement on Form S-3 (No. 333-36496).


                                          PRICEWATERHOUSECOOPERS LLP

Dallas, Texas